As filed with the Securities and Exchange Commission on May 8, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Hawaii (State or Other Jurisdiction of Incorporation or Organization)	99-0107542 (I.R.S. Employer Identification Number)

120 Kane Street,

P.O. Box 187

Kahului, Hawaii 96733-6687

(Address of Principal Executive Offices including Zip Code)

MAUI LAND & PINEAPPLE COMPANY, INC.

2006 EQUITY AND INCENTIVE AWARD PLAN

(Full Title of the Plan)

Adele H. Sumida Corporate Secretary Maui Land & Pineapple Company, Inc. P.O. Box 187 Kahului, Hawaii 96733 (808) 877-3351	Copy to: Cary K. Hyden, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common stock, no par value, issuable pursuant to the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan	1,000,000	$37.18	$37,180,000	$3,978.26

(1)

The Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan (the “2006 Plan”) authorizes the issuance of 1,000,000 shares of the Registrant’s common stock, no par value, all of which are being registered hereunder. In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering prices for the shares of our common stock to be offered under the 2006 Plan are calculated on the basis of the average of the high and low ($37.18) trading prices of our common stock, as reported on the American Stock Exchange on May 2, 2006, on all 1,000,000 shares issuable under the 2006 Plan. No shares of our common stock are subject to outstanding awards under the 2006 Plan as of the date hereof.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

INTRODUCTION

This registration statement on Form S-8 is filed by Maui Land & Pineapple Company, Inc. (referred to herein as “our,” “we” or “us”) relating to 1,000,000 shares of our common stock, no par value (“Common Stock”), issuable to our eligible employees, directors and consultants under the 2006 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)          Annual Report on Form 10-K for the fiscal Year ended December 31, 2005 filed with the SEC on March 14, 2006;

(2)          Current Report on Form 8-K filed with the SEC on March 17, 2006; and

(3)          Description of the Common Stock contained in Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the SEC on January 5, 2004, and all amendments and reports subsequently filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.  A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this registration statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s Restated Articles of Association, as amended (the “Articles”), include a provision that provides that the Company will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The Articles also provide that the Company shall indemnify each person who is, or is threatened to be made, a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such matter if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper.  To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory.  Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the shareholders, determines that the Indemnified Party failed to meet the applicable standard of conduct.  These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

The Articles also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company.

The Company maintains a standard directors and officers liability insurance policy that will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See “Index to Exhibits” on page 6.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Maui Land & Pineapple Company, Inc., a Hawaii corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kahului, State of Hawaii, on this 8th day of May, 2006.

Maui Land & Pineapple Company, Inc.

By:	/S/ DAVID C. COLE
David C. Cole
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints David C. Cole and Fred W. Rickert, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of May 8, 2006.

Signature	Title

/S/ DAVID C. COLE	Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)
David C. Cole

/S/ ROBERT I. WEBBER	Senior Vice President/Business Development & Chief Financial Officer (Principal Financial Officer)
Robert I. Webber

/S/ ADELE H. SUMIDA	Controller & Secretary (Principal Accounting Officer)
Adele H. Sumida

/S/ JOHN H. AGEE	Director
John H. Agee

/S/ WALTER A. DODS, JR.	Director
Walter A. Dods, Jr.

/S/ THOMAS M. GOTTLIEB	Director
Thomas M. Gottlieb

/S/ WARREN H. HARUKI	Director
Warren H. Haruki

/S/ DAVID A. HEENAN	Director
David A. Heenan

/S/ KENT T. LUCIEN	Director
Kent T. Lucien

/S/ DUNCAN MACNAUGHTON	Director
Duncan MacNaughton

/S/ FRED E. TROTTER III	Director
Fred E. Trotter III

INDEX TO EXHIBITS

EXHIBIT
5.1+	Opinion of Cades Schutte LLP regarding the legality of the securities being registered.
23.1+	Consent of Cades Schutte LLP (included in Exhibit 5.1).
23.2+	Consent of Deloitte & Touche LLP.
24+	Power of Attorney (included in the signature page to this Registration Statement).
99.1	Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan (Incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A filed on March 27, 2006).

+	Filed herewith